UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

MERISEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-17156	95-4172359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer identification No.)

1500 Hughes Way, Third Floor Long Beach, California	90810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 765-4654

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the closing (the “Closing Date”) of the three asset acquisitions described in Item 2.01 below (the “Transactions”) Merisel Americas, Inc., a Delaware corporation and wholly-owned subsidiary of Merisel, Inc. (“Merisel Americas”), entered into employment agreements with certain individuals. These individuals are shareholders and former officers of the companies selling their assets in the Transactions.

Garg Employment Agreement. On the Closing Date, Merisel Americas entered into an Employment Agreement dated as of March 1, 2005 with Rajiv Garg, a copy of which is attached hereto as Exhibit 10.1. Under the terms of the employment agreement, Mr. Garg will serve as the Executive Vice President of Merisel Americas for an initial term of three years, which will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least 60 days before expiration of the term.

Under the employment agreement, Mr. Garg will receive an initial base salary of $325,000 per year. Mr. Garg will be eligible for an annual bonus with a target level of 60% of his annual base salary, which may be awarded by the board of directors or the compensation committee of the board based upon achievement of certain criteria established by the board or the compensation committee, provided that such criteria shall include the attainment by Merisel Americas of its forecasted EBITDA and financial plans approved by the board of directors. Mr. Garg also is entitled to participate in the benefit plans and programs offered by Merisel Americas for similarly-situated executives. In addition, Mr. Garg is entitled to receive a buyout payment of $40,000 in consideration for waiving all rights to transportation allowances from Merisel Americas on or after the Closing Date.

In the event that Merisel Americas terminates Mr. Garg without “cause” (as defined in the employment agreement) or Mr. Garg terminates his employment for “good reason” (as defined in the employment agreement), Merisel Americas will be obligated to pay Mr. Garg for any amounts owed under the employment agreement through the date of termination. In addition, upon signing a waiver and release of claims against Merisel Americas, Mr. Garg is entitled to receive a severance payment equal to: (a) his base salary through the remainder of the employment term, (b) any accrued annual bonus during the year of termination, pro rated based on the number of days employed during such year, and (c) all unpaid expenses properly incurred and due as of the date of termination in accordance with Merisel Americas’ expense reimbursement policy.

If Merisel Americas terminates Mr. Garg for cause prior to the expiration of the employment term, Mr. Garg will be entitled to payment of his base salary through the date of termination.

In the event of termination due to Mr. Garg’s death or disability (as defined in the employment agreement), Mr. Garg will be entitled to (a) the pro-rata annual bonus for the calendar year in which the termination occurs, payable at the time annual bonuses are generally paid, and (b) a continuation of base salary for a period of thirty (30) days.

Under the employment agreement, Mr. Garg has agreed not to disclose Merisel’s confidential information, and, for a period of two years following termination of employment for any reason, not to compete with Merisel’s business and not to solicit or otherwise interfere with Merisel’s relationship with its customers or employees.

The foregoing description is qualified in its entirety by reference to Mr. Garg’s employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Wasserman Employment Agreement. On the Closing Date, Merisel Americas entered into an Employment Agreement dated as of March 1, 2005 with Kenneth Wasserman, a copy of which is attached hereto as Exhibit 10.2. Under the terms of the employment agreement, Mr. Wasserman will serve as the President of the Company’s Comp 24 Division for an initial term of five years, which will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least 60 days before expiration of the term.

Under the employment agreement, Mr. Wasserman will receive an initial base salary of $287,500 per year. The base salary will increase to $309,063 per year upon attainment by Merisel Americas of EBITDA of at least $16.5 million on a rolling, four-quarter basis, and to $332,243 per year upon attainment by Merisel Americas of EBITDA of at least $18.0 million on a rolling four-quarter basis.

Mr. Wasserman will be eligible for an annual bonus with a target level of 60% of his annual base salary, which may be awarded by the board of directors or the compensation committee of the board based upon achievement of certain criteria established by the board or the compensation committee, provided that such criteria shall include the attainment by Merisel Americas of its forecasted EBITDA and financial plans approved by the board of directors. Mr. Wasserman also is entitled to participate in the benefit plans and programs offered by Merisel Americas for similarly-situated executives. In addition, Mr. Wasserman is entitled to receive a buyout payment of $25,000 in consideration for waiving all rights to transportation allowances from Merisel Americas on or after the Closing Date.

The remaining terms of Mr. Wasserman’s employment agreement are identical to those of Mr. Garg’s employment agreement described above, including with respect to termination of employment, severance payments, and confidentiality and non-solicitation.

The foregoing description is qualified in its entirety by reference to Mr. Wasserman’s employment agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Sheehan Employment Agreement. On the Closing Date, Merisel Americas entered into an Employment Agreement dated as of March 1, 2005 with John Sheehan, a copy of which is attached hereto as Exhibit 10.3. Under the terms of the employment agreement, Mr. Sheehan will serve as the President of the Color Edge Division for an initial term of five years, which will automatically renew for additional one-year terms unless either party gives written notice of non-renewal to the other party at least 60 days before expiration of the term.

Under the employment agreement, Mr. Sheehan will receive an initial base salary of $300,000 per year. The base salary will increase to $322,500 per year upon attainment by Merisel Americas of EBITDA of at least $16.5 million on a rolling, four-quarter basis, and to $346,688 per year upon attainment by Merisel Americas of EBITDA of at least $18.0 million on a rolling four-quarter basis.

Mr. Sheehan will be eligible for an annual bonus with a target level of 60% of his annual base salary, which may be awarded by the board of directors or the compensation committee of the board based upon achievement of certain criteria established by the board or the compensation committee, provided that such criteria shall include the attainment by Merisel Americas of its forecasted EBITDA and financial plans approved by the board of directors. Mr. Sheehan also is entitled to participate in the benefit plans and programs offered by Merisel Americas for similarly-situated executives. In addition, Mr. Sheehan is entitled to receive a buyout payment of $25,000 in consideration for waiving all rights to transportation allowances from Merisel Americas on or after the Closing Date.

The remaining terms of Mr. Sheehan’s employment agreement are identical to those of Mr. Garg’s employment agreement described above, including with respect to termination of employment, severance payments, and confidentiality and non-solicitation.

The foregoing description is qualified in its entirety by reference to Mr. Sheehan’s employment agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendments to Asset Purchase Agreements and Entry Into Credit Agreements. The disclosure contained in Items 2.01 and 2.03 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Color Edge Acquisition. On the Closing Date, Merisel, Inc. (“Merisel” or the “Company”), through MCEI, LLC, a Delaware limited liability company and indirectly wholly-owned subsidiary (“MCEI”), completed the acquisition of substantially all of the assets of Color Edge, Inc., a New York corporation (“CE”), pursuant to an Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among the Company, MCEI, CE, and the direct or indirect shareholders or members of CE who are signatories thereto, a copy of which is attached hereto as Exhibit 2.1.

The purchase price for the acquisition consisted of $2,335,000 in cash, subject to adjustment based upon CE’s and CEV’s (as defined below) net working capital on March 1, 2005, and an additional amount of up to approximately $905,000 in cash, provided MCEI’s EBITDA, net of capital expenditures, exceeds certain agreed upon thresholds over a three-year period commencing January 1, 2005. In addition, MCEI agreed to assume certain of CE’s liabilities, as discussed below, and make an accounts receivable payment to CE to the extent certain excluded liabilities payments are made by CE.

The assets acquired from CE include, among other things, machinery, equipment, inventory, receivables, intellectual property (including trademarks, trade names and domain names of the acquired companies), contracts, certain leased real property, and other intangibles.

Color Edge Visual Acquisition. On the Closing Date, the Company, through MCEV, LLC, a Delaware limited liability company and an indirectly wholly-owned subsidiary (“MCEV”), completed the acquisition of substantially all of the assets of each of Color Edge Visual, Inc., a New

York corporation (“Visual”), and its wholly-owned subsidiary, Photobition New York, Inc., a Delaware corporation (“PBNY” collectively with Visual, “CEV”), pursuant to an Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among the Company, MCEV, CEV and the direct and indirect shareholders or members of CEV who are signatories thereto, a copy of which is attached hereto as Exhibit 2.2.

The purchase price for the acquisition consisted of $18,169,000 in cash, subject to adjustment based upon CE’s and CEV’s net working capital on March 1, 2005, and an additional amount of up to approximately $7,041,000 in cash, provided MCEV’s EBITDA, net of capital expenditures, exceeds certain agreed upon thresholds over a three-year period commencing January 1, 2005. In addition, MCEV agreed to assume certain of CEV’s liabilities and make an accounts receivable payment to CEV to the extent certain excluded liabilities payments are made by CEV.

The assets acquired from CEV include, among other things, machinery, equipment, inventory, receivables, intellectual property (including trademarks, trade names and domain names of the acquired companies), contracts, certain leased real property, and other intangibles.

The Company agreed to assume certain borrowed money and capital leases obligations of CE and CEV in the approximate aggregate amount of $9,000,000 plus certain trade payables and accruals of CE and CEV under the terms of CE and CEV purchase agreements. Additionally, with respect to the CEV purchase agreement, the Company would also be obligated to reimburse CEV in an amount up to $2,000,000 for certain tax liabilities incurred by CEV’s shareholders.

Comp 24 Acquisition. On the Closing Date, the Company, through MC24, LLC, a Delaware limited liability company and indirectly wholly-owned subsidiary (“MC24”), completed the acquisition of substantially all of the assets of Comp 24, LLC, a Delaware limited liability company (“Comp 24”), pursuant to an Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among the Company, MC24, Comp 24, and the direct and indirect shareholders or members of Comp 24 who are signatories thereto, a copy of which is attached hereto as Exhibit 2.3.

The purchase price consisted of $10,889,000 in cash, subject to adjustment based upon Comp 24’s net working capital on the Closing Date, and an additional amount of up to $1,631,000 in cash, provided MC24’s EBITDA, net of capital expenditures, exceeds certain agreed upon thresholds over the three-year period commencing January 1, 2005. In addition, Merisel agreed to assume certain obligations for borrowed money of Comp 24 in the amount of $1,000,000, plus trade payables and accruals of Comp 24.

The assets acquired from Comp 24 include, among other things, machinery, equipment, inventory, receivables, intellectual property (including trademarks, trade names and domain names of the acquired companies), contracts, certain leased real property, and other intangibles.

There are no material relationships between CE, CEV and Comp 24, on the one hand, and the Company, or any of its affiliates, or any director or officer of the Company, or any associates of any such director or officer, on the other hand, except in respect of the CE, CEV and Comp 24 acquisitions.

The descriptions of each of the CE, CEV and Comp 24 acquisitions contained herein is qualified in its entirety by reference to the CE purchase agreement, the CEV purchase agreement and the Comp 24 purchase agreement, copies of which are attached hereto as Exhibits 2.1, 2.2 and 2.3, and are incorporated herein by reference.

A copy of the Company’s press release, dated March 7, 2005, announcing the completion of the acquisitions is furnished herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MCEI and MCEV Credit Agreement. In connection with the CE, CEV and Comp 24 acquisitions described in Item 2.01, MCEI and MCEV (the “Borrowers”) entered into a $12 million senior credit facility with Amalgamated Bank, as lender (the “Lender”). The credit facility consists of a $2 million term loan and a $10 million revolving loan, or revolver. Proceeds from the term loan and the revolver will be used for repayment of existing indebtedness owed to the Lender under the CE credit facility and for working capital purposes in the ordinary course of business. On the Closing Date, the Borrowers had borrowings of $5,800,000 under the revolver.

The interest rate on borrowings under the term loan and the revolver is equal to the greater of: (a) the Lender’s publicly announced prime rate then in effect, and (b) the Federal Reserve’s Federal Funds Effective Rate then in effect plus 0.5%. Interest is payable in arrears on the last business day of each March, June, September and December.

The term loan requires scheduled principal repayments of $100,000 each quarter on March 31, June 30, September 30 and December 31, commencing on March 31, 2005, through December 31, 2009. The revolver requires that all principal be repaid in full on the third anniversary of the Closing Date.

Borrowings under the revolver must be prepaid when the amount of the borrowings exceeds the borrowing base set forth in the MCE credit agreement. In addition, borrowings under the term loan and revolver, respectively, must be prepaid with net cash proceeds resulting from the incurrence of certain indebtedness and certain sales or issuances of stock or capital contributions. Voluntary prepayments are permitted, in whole or in part, without premium or penalty, at the Company’s option, in minimum principal amounts of $100,000.

The facility is guaranteed by the Company, Merisel Americas, and MC24, as corporate guarantors, and by each of their existing subsidiaries and must be guaranteed by all of their future subsidiaries. The facility is secured by a first priority lien on substantially all, subject to certain exceptions, of the Borrowers’ and the guarantors’ properties and assets and the properties and assets of their existing and future subsidiaries.

The credit facility also provides for customary events of default, including non-payment defaults, covenant defaults and cross-defaults to the other material indebtedness of the Borrowers, the corporate guarantors or any of their existing or future subsidiaries.

The credit agreement contains covenants restricting the ability of the Borrowers, the corporate guarantors and their subsidiaries to, among other things: (1) declare or pay dividends or redeem or repurchase capital stock, (2) prepay, redeem or purchase debt, (3) incur liens or engage in sale-leaseback transactions, (4) make loans and investments, (5) incur additional debt, (6) engage in certain mergers, acquisitions and asset sales, (7) engage in transactions with affiliates, (8) change the nature of the Borrowers’ or the corporate guarantors’ business or the business conducted by their subsidiaries, and (9) incur any guaranteed obligations.

The Borrowers and the corporate guarantors must comply with financial covenants with respect to a maximum leverage ratio, a minimum debt service coverage ratio, a minimum tangible net worth amount, and a maximum indebtedness to net worth ratio.

The description of the MCE credit facility is qualified in its entirety by the full text of the MCE credit agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

MC24 Credit Agreement. In connection with the CE, CEV and Comp 24 acquisitions described in Item 2.01, MC24 entered into a $2.0 million senior credit facility with the Lender. The credit facility consists of a $500,000 term loan and a $1.5 million revolver. Proceeds from the term loan and the revolver will be used for repayment of existing indebtedness owed to the Lender under the Comp 24 credit facility and for working capital purposes in the ordinary course of business. On the Closing Date, the Borrowers had borrowings of $530,000 under the revolver.

The interest rate on borrowings under the term loan and the revolver is equal to the greater of: (a) the Lender’s publicly announced prime rate then in effect, and (b) the Federal Reserve’s Federal Funds Effective Rate then in effect plus 0.5%. Interest is payable in arrears on the last business day of each March, June, September and December.

The term loan requires scheduled principal repayments of $41,667 each quarter on March 31, June 30, September 30 and December 31, commencing on March 31, 2005, through December 31, 2007. The revolver requires that all principal be repaid in full on the third anniversary of the Closing Date.

The facility is guaranteed by the Company, Merisel Americas, MCEI and MCEV and by each their existing subsidiaries and must be guaranteed by all of their future subsidiaries. The facility is secured by a first priority lien on substantially all, subject to certain exceptions, of the Borrowers’ and the guarantors’ properties and assets and the properties and assets of their existing and future subsidiaries.

The remaining terms of the MC24 credit agreement, including with respect to mandatory and voluntary prepayment, negative covenants, events of default, and mandatory financial covenants are substantially identical to those contained in the MCE credit agreement and described above.

The description of the MC24 credit facility is qualified in its entirety by the full text of the MC24 credit agreement, which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 8.01 Other Events

The acquisitions of CE, CEV and Comp 24 will expose Merisel to certain risks relating to those businesses which will affect the future operations and performance of Merisel on a consolidated basis and the trading price of its stock. These risks are detailed in the Company’s Current Report on Form 8-K filed on December 28, 2004.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among Merisel, Inc., MCEI, LLC, Color Edge, Inc. (“CE”) and the direct and indirect shareholders or members of CE signatories thereto

2.2	Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among Merisel, Inc., MCEV, LLC, Color Edge Visual, Inc. (“CEV”), Photobition New York, Inc. (“PBNY”) and the direct or indirect shareholders of members of CEV and PBNY signatories thereto

2.3	Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among Merisel, Inc., MC24, LLC, Comp 24, LLC (“Comp 24”) and the direct and indirect shareholders or members of Comp 24 signatories thereto

2.4	Amendment and Waiver to Asset Purchase Agreement dated as of March 1, 2005 by and among MCEI, LLC, Merisel, Inc. and Color Edge, Inc. and the direct and indirect shareholders set forth on the signature pages thereto

2.5	Amendment and Waiver to Asset Purchase Agreement dated as of March 1, 2005 by and among MCEV, LLC, Merisel, Inc. and Color Edge Visual, Inc. and the direct and indirect shareholders set forth on the signature pages thereto

2.6	Amendment and Waiver to Asset Purchase Agreement dated as of March 1, 2005 by and among MC24, LLC,

Merisel, Inc. and Comp 24, LLC. and the direct and indirect shareholders set forth on the signature pages thereto

10.1	Merisel Employment Agreement dated as of March 1, 2005 by and between Merisel Americas, Inc. and Rajiv Garg

10.2	Merisel Employment Agreement dated as of March 1, 2005 by and between Merisel Americas, Inc. and Kenneth Wasserman

10.3	Merisel Employment Agreement dated as of March 1, 2005 by and between Merisel Americas, Inc. and John Sheehan

10.4	Credit Agreement dated as of March 1, 2005 by and among MCEI, LLC, MCEV, LLC, Merisel, Inc., Merisel Americas, Inc., MC24, LLC and Amalgamated Bank

10.5	Pledge Agreement, dated as of March 1, 2005, made among MCEI, LLC, a Delaware limited liability company, MCEV, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation and Amalgamated Bank, a New York banking corporation

10.6	Security Agreement, dated as of March 1, 2005, made by MCEI, LLC, a Delaware limited liability company, MCEV, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation, MC24, LLC, a Delaware limited liability company, in favor of Amalgamated Bank

10.7	Corporate Guarantee, dated as of March 1, 2005, made among each signatory hereto, in favor of Amalgamated Bank

10.8	Credit Agreement dated as of March 1, 2005 by and among MC24, LLC, Merisel, Inc., Merisel Americas, Inc., MCEI, LLC, MCEV, LLC and Amalgamated Bank

10.9	Pledge Agreement, dated as of March 1, 2005, made among MC24, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation and Amalgamated Bank, a New York banking corporation

10.10	Security Agreement, dated as of March 1, 2005 made by MC24, LLC, Merisel, Inc., a Delaware corporation, Merisel

Americas Inc., a Delaware corporation, MCEI, LLC, a Delaware limited liability company, MCEV, LLC, a Delaware limited liability company, each of their Subsidiaries from time to time party hereto, in favor of Amalgamated Bank

10.11	Corporate Guarantee, dated as of March 1, 2005, made among each signatory hereto, in favor of Amalgamated Bank

99.1	Press release of Merisel, Inc. dated March 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERISEL, INC.

Date: March 7, 2005	By:	/s/ ALLYSON VANDERFORD
	Name:	Allyson Vanderford
	Title:	Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among Merisel, Inc., MCEI, LLC, Color Edge, Inc. (“CE”) and the direct and indirect shareholders or members of CE signatories thereto

2.2	Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among Merisel, Inc., MCEV, LLC, Color Edge Visual, Inc. (“CEV”), Photobition New York, Inc. (“PBNY”) and the direct or indirect shareholders of members of CEV and PBNY signatories thereto

2.3	Asset Purchase Agreement dated as of December 24, 2004, as amended, by and among Company, MC24, LLC, Comp 24, LLC (“Comp 24”) and the direct and indirect shareholders or members of Comp 24 signatories thereto

2.4	Amendment and Waiver to Asset Purchase Agreement dated as of March 1, 2005 by and among MCEI, LLC, Merisel, Inc. and Color Edge, Inc. and the direct and indirect shareholders set forth on the signature pages thereto

2.5	Amendment and Waiver to Asset Purchase Agreement dated as of March 1, 2005 by and among MCEV, LLC, Merisel, Inc. and Color Edge Visual, Inc. and the direct and indirect shareholders set forth on the signature pages thereto

2.6	Amendment and Waiver to Asset Purchase Agreement dated as of March 1, 2005 by and among MC24, LLC, Merisel, Inc., Comp 24, LLC and the direct and indirect shareholders set forth on the signature pages thereto

10.1	Merisel Employment Agreement dated as of March 1, 2005 by and between Merisel Americas, Inc. and Rajiv Garg

10.2	Merisel Employment Agreement dated as of March 1, 2005 by and between Merisel Americas, Inc. and Kenneth Wasserman

10.3	Merisel Employment Agreement dated as of March 1, 2005 by and between Merisel Americas, Inc. and John Sheehan

10.4	Credit Agreement dated as of March 1, 2005 by and among MCEI, LLC, MCEV, LLC, Merisel, Inc., Merisel Americas, Inc., MC24, LLC and Amalgamated Bank

10.5	Pledge Agreement, dated as of March 1, 2005, made among MCEI, LLC, a Delaware limited liability company, MCEV, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation and Amalgamated Bank, a New York banking corporation

10.6	Security Agreement, dated as of March 1, 2005, made by MCEI, LLC, a Delaware limited liability company, MCEV, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation, MC24, LLC, a Delaware limited liability company, in favor of Amalgamated Bank

10.7	Corporate Guarantee, dated as of March 1, 2005, made among each signatory hereto, in favor of Amalgamated Bank

10.8	Credit Agreement dated as of March 1, 2005 by and among MC24, LLC, LLC, Merisel, Inc., Merisel Americas, Inc., MCEI, LLC, MCEV, LLC and Amalgamated Bank

10.9	Pledge Agreement, dated as of March 1, 2005, made among MC24, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation and Amalgamated Bank, a New York banking corporation

10.10	Security Agreement, dated as of March 1, 2005 made by MC24, LLC, a Delaware limited liability company, Merisel, Inc., a Delaware corporation, Merisel Americas Inc., a Delaware corporation, MCEI, LLC, a Delaware limited liability company, MCEV, LLC, a Delaware limited liability company, each of their Subsidiaries from time to time party hereto, in favor of Amalgamated Bank

10.11	Corporate Guarantee, dated as of March 1, 2005, made among each signatory hereto, in favor of Amalgamated Bank

99.1	Press release of Merisel, Inc. dated March 7, 2005